Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-116272



                              PROSPECTUS SUPPLEMENT
                                    Number 2
                                       to
                          Prospectus dated June 3, 2005
                                       of
                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.


This Prospectus Supplement includes the attached Quarterly Report on Form 10-QSB of Millennium Biotechnologies Group, Inc. for the quarter ended September 30, 2005 filed by us with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



           The date of this Prospectus Supplement is November 18, 2005

                                   FORM 10-QSB

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

              [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                      For Quarter Ended September 30, 2005

                                       OR

              [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                For the Transition Period from _______ to _______

                          Commission file number 0-3338

                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

 Delaware                                                       22-1558317
-----------                                                 --------------------
(State or other Jurisdiction of                                (IRS Employer
Incorporation or Organization)                               Identification No.)

            665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920
            ---------------------------------------------------------
               (Address of Principal Executive Office) (Zip Code)

                                 (908) 604-2500
            ---------------------------------------------------------
               (Registrant's telephone number including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.
                                 Yes x No _____

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.
                                 Yes ____  No X


            The number of shares of Registrant's Common Stock, $0.001 par value, outstanding as of October 31, 2005, was 51,640,163 shares.

              MILLENNIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY

                                      INDEX

                                                                       Page
                                                                      Number

PART  1  -  FINANCIAL INFORMATION

Item 1   Financial Statements (unaudited)

         Consolidated Balance Sheet
          - September 30, 2005                                            3

         Consolidated Statements of Operations
          - Three and nine months ended September 30, 2005 and 2004       4

         Consolidated Statements of Cash Flows
          - Nine months ended September 30, 2005 and 2004                 5

         Notes to Consolidated Financial Statements                       6 - 15

Item 2   Management's Discussion and Analysis of Financial Condition
         and Results of Operations                                       16

Item 3   Controls and Procedures                                         23

PART II  -  OTHER INFORMATION                                            23

Item 1 Legal Proceedings                                                 23

Item 2

Item 3 Defaults Upon Senior Securities                                   24

Item 4 Submission of Matters to a Vote to Securities Holders             24

Item 5 Other Information                                                 24

Item 6(a) Exhibits                                                       26

SIGNATURES                                                               26

PART I  - Item 1

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2005
                                   (Unaudited)

Assets
Current Assets
     Cash ...................................................................   $    162,048
     Accounts receivable, net of allowance for
        doubtful accounts of $20,000 ........................................        255,537
     Inventories ............................................................        561,017
     Prepaid expenses .......................................................        384,494
     Miscellaneous receivables ..............................................         87,931
                                                                                ------------
        Total Current Assets ................................................      1,451,027
     Property and equipment, net of accumulated
        depreciation of $96,434 .............................................         33,895
     Patents, net of accumulated amortization of $2,399 .....................          9,118
     Deposits ...............................................................         18,352
                                                                                ------------
         Total Assets .......................................................      1,512,392
                                                                                ============
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
     Accounts payable and accrued expenses ..................................      1,514,354
     Short term debt ........................................................      2,028,187
     Current maturities of long term debt ...................................         75,000
                                                                                ------------
        Total Current Liabilities ...........................................      3,617,541
     Accrued royalties, long-term portion ...................................         21,250
                                                                                ------------
         Total Liabilities ..................................................      3,638,791

Stockholders' Equity (Deficit)
     Preferred Stock, $1 par value, 810,360 shares authorized:
     Convertible, Series B, non-voting, 65,141 shares issued and outstanding,
         at redemption value ................................................        130,282
     Cumulative, Series C, non-voting, 64,762 shares issued and outstanding .         64,763
     Convertible, Series D, 0 shares issued and outstanding .................             --
     Common Stock, $0.001 par value, 75,000,000 shares authorized,
     51,640,163 shares issued and outstanding ...............................         51,640
     Additional paid-in capital .............................................     17,082,021
     Accumulated deficit ....................................................    (19,059,434)
     Deferred compensation ..................................................       (395,671)
                                                                                ------------
         Total Stockholders' Equity (Deficit) ...............................     (2,126,399)

         Total Liabilities and Equity (Deficit) .............................   $  1,512,392
                                                                                ============

The accompanying notes are an integral part of the consolidated financial statements.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                    Three Months Ended               Nine Months Ended
                                                       September 30,                   September 30,
                                                   2005            2004            2005            2004
                                               ------------    ------------    ------------    ------------
Total Revenues .............................   $    184,279    $    307,140    $    634,868    $    792,147
     Cost of Goods Sold ....................        113,575         194,817         380,854         480,419
                                               ------------    ------------    ------------    ------------
Gross Profit ...............................         70,704         112,323         254,014         311,728

Research and development cost ..............         30,326          35,487          38,239          54,818
Selling, general & administrative expenses .      1,077,874       1,151,706       2,739,210       3,698,727
                                               ------------    ------------    ------------    ------------
Total operating expenses ...................      1,108,200       1,187,193       2,777,449       3,753,545

Loss from Operations .......................     (1,037,496)     (1,074,870)     (2,523,435)     (3,441,817)

Other Income (Expense)
     Miscellaneous income ..................             --              --              --         124,151
     Miscellaneous expense .................         (7,050)       (115,399)       (181,069)       (223,332)
     Interest expense, net .................       (342,523)       (110,867)       (470,011)       (501,197)
                                               ------------    ------------    ------------    ------------
Total Other Income (Expense) ...............       (349,573)       (226,266)       (651,080)       (600,378)
                                               ------------    ------------    ------------    ------------
Loss before Provision for Income taxes .....   $ (1,387,069)   $ (1,301,136)   $ (3,174,515)   $ (4,042,195)

     Provision for Income Taxes ............             --              --              --              --

Net Loss ...................................   $ (1,387,069)   $ (1,301,136)   $ (3,174,515)   $ (4,042,195)
                                               ============    ============    ============    ============
Net Loss per Common Share ..................   $      (0.03)   $      (0.03)   $      (0.07)   $      (0.11)
                                               ============    ============    ============    ============
Weighted Average Number of
     Common Shares Outstanding .............     49,786,803      41,019,510      46,043,862      37,411,431
                                               ============    ============    ============    ============

The accompanying notes are an integral part of the consolidated financial statements.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                              Nine Months Ended
                                                                September 30,
                                                            2005            2004
                                                         -----------    -----------
Cash Flows from Operating Activities
     Net Loss ........................................   $(3,174,515)   $(4,042,195)
     Adjustments to Reconcile Net Loss to
     Net Cash used by Operations
        Depreciation and amortization ................        19,740         21,440
        Securities issued for various expenses .......       878,400      1,723,008
        Deferred compensation recognized .............       113,436             --
        Amortization of note discount ................         7,039         92,893
        Convertible feature of notes .................            --        119,126
     Decreases (Increases) in Assets
        Accounts receivable ..........................      (122,282)      (141,438)
        Due from related party .......................            --       (111,547)
        Inventories ..................................      (271,472)      (336,636)
        Prepaid expenses .............................      (369,121)       496,879
        Other assets .................................       (26,668)       (38,874)
     Increases (Decreases) in Liabilities
        Accounts payable and accrued expenses ........       574,829       (356,460)
        Notes offset against miscellaneous receivables      (176,250)            --
                                                         -----------    -----------
Net Cash Used by Operating Activities ................    (2,546,864)    (2,573,804)

Cash Flows from Investing Activities
     Purchases of equipment ..........................            --        (13,462)
                                                         -----------    -----------
Net Cash Used by Investing Activities ................            --        (13,462)

Cash Flows from Financing Activities
     Proceeds from loans and notes payable ...........     1,650,000        755,000
     Repayment of loans and notes payable ............      (274,000)      (635,000)
     Due to officers .................................            --          3,127
     Changes in long term royalties obligation .......        (3,750)          (417)
     Issuance of common stock ........................     1,313,575      2,853,121
                                                         -----------    -----------
Net Cash Provided by Financing Activities ............     2,685,825      2,975,831

Net Increase in Cash .................................       138,961        388,565
Cash at beginning of period ..........................        23,087         28,327
                                                         -----------    -----------
Cash at end of period ................................   $   162,048    $   416,892
                                                         ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization
       Millennium Biotechnologies Group, Inc. (the Company or "Millennium Group"), formerly Regent Group, Inc., is a holding company for its subsidiary Millennium Biotechnologies, Inc. ("Millennium").

       Millennium was incorporated in the State of Delaware on November 9, 2000 and is located in New Jersey. Millennium is a research based bio-nutraceutical corporation involved in the field of nutritional science. Millennium's principal source of revenue is from sales of its nutraceutical supplements, RESURGEX(R), RESURGEX PLUS(R) and Defenzyme
       (TM) which serve as a nutritional support for immuno-compromised individuals undergoing medical treatment for chronic debilitating diseases.

       The Company acquired Millennium on July 27, 2001, when it completed a merger with Millennium. In the merger, new Convertible Preferred Series D stock was issued in exchange for all the outstanding stock of Millennium. Such preferred shares were convertible into approximately 96% of the outstanding common stock of the Company at the time of issuance. Under the terms of the Agreement and Plan of Reorganization, a new wholly-owned Millennium Group subsidiary merged into Millennium. For accounting purposes, the merger has been treated as an acquisition of Millennium Group by Millennium, and a re-capitalization of Millennium. The financial statements are those of the Company and its wholly-owned subsidiary Millennium on a consolidated basis.

     Basis of Presentation
       The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-QSB and
       Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required for annual financial statements.
       These financial statements should be read in conjunction with the consolidated financial statements and related footnotes included in the Company's annual report on Form 10-KSB for the year ended December 31, 2004 and its quarterly reports on Form 10-QSB for the quarters ended March 31, 2005 and June 30, 2005.

       In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of September 30, 2005, the results of operations for the three and nine months ended September 30, 2005 and 2004, and the cash flows for the nine months ended September 30, 2005 and 2004, have been included.

     Principles of Consolidation
       The Company's operations presently consist almost exclusively of the operations of Millennium. The consolidated financial statements include the accounts of the Company and its subsidiary from the acquisition date and/or through their respective disposition dates. All significant inter-company transactions and balances have been eliminated.

     Use of Estimates
       The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Property and Equipment
       Property and equipment are stated at cost less accumulated depreciation. Depreciation, which includes amortization of assets under capital leases, is calculated using the straight-line method over the estimated useful lives of the assets: 3-8 years for machinery and equipment, leasehold improvements are amortized over the shorter of the estimated useful lives of the underlying lease term. Repairs and maintenance expenditures which do not extend the useful lives of related assets are expensed as incurred. For Federal income tax purposes, depreciation is computed under accelerated methods over the assets class life.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

     Patents
       Patents are capitalized and amortized over 240 months. Amortization expense was $144 and $432, and $144 and $432, for the quarters and the nine months periods ended September 30, 2005 and 2004, respectively.

     Evaluation of Long-Lived Assets
       Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management's estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

     Revenue Recognition
       Revenue is recognized at the date of shipment to customers provided that the resulting receivable is deemed probable of collection.

     Advertising costs
       Advertising costs are charged to operations when incurred. Advertising expense was $27,008 and $27,398, and $34,016 and $70,646, for the
       quarters and the nine months periods ended September 30, 2005 and 2004, respectively.

     Stock-Based Compensation
       The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The standard encourages, but does not require, companies to recognize compensation expense for grants of stock, stock option and other equity instruments to employees based on fair value. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option grant is used.

     Income Taxes
       The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the year ended December 31, 2004.

     Loss Per Common Share
       Basic and diluted loss per common share are computed by dividing net loss by the weighted average number of common shares outstanding during the periods. Potential common shares used in computing diluted earnings per share related to stock options, warrants, convertible preferred stock and convertible debt which, if exercised, would have an anti- dilutive effect on earnings per share, have not been included.

     Fair Value of Financial Instruments
       For financial instruments including cash, prepaid expenses and other current assets, short-term debt, accounts payable and accrued expenses, it was assumed that the carrying values approximated fair value because of their short-term maturities.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued
     Limitations
       Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     Reclassification
       Certain reclassifications have been made to prior year balances to conform to the current year's presentation.

2. GOING CONCERN

     In their report for the fiscal year ended December 31, 2004, the Company's auditors had noted that the Company had incurred substantial losses during the last two fiscal years, that there existed a working capital deficit, and that the ability of the Company to continue as a going concern was dependent on increasing sales and obtaining additional capital and financing. The accompanying financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern. Management's plans are to fund future operations by seeking additional working capital through equity and debt placements with private and institutional investors, until cash flow from operations grows to a level sufficient to supply adequate working capital.

3. CONCENTRATIONS OF BUSINESS AND CREDIT RISK

     The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

     The Company provides credit in the normal course of business to customers located throughout the U. S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

4. PREPAID EXPENSES

     Prepaid expenses include $330,873 prepayments to three vendors of raw materials, and $36,559 prepaid insurance costs.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005

5.  INVENTORIES

     Inventories consist of work-in-process and finished goods for the Company's RESURGEX(R) and RESURGEX PLUS(R) product lines. Cost-of-goods sold are calculated using the average costing method. Inventories at September 30, 2005 consist of the following:

         Raw Materials                                       $ 118,934
         Work in Process                                       234,996
             Finished Goods                                    219,160
         Packaging                                              74,966
                                                             ---------
                                                               648,056
         Less: Reserve for losses                              (87,039)
                                                             ---------
           Total                                             $ 561,017
                                                             =========

6. PROPERTY AND EQUIPMENT

     Property and equipment at cost, less accumulated depreciation, at September 30, 2005, consists of the following:

         Furniture                                           $  46,127
         Equipment                                              22,445
         Leasehold improvements                                 61,757
                                                             ---------
             Subtotal                                          130,329
         Less accumulated depreciation                         (96,434)
                                                             ---------
             Total                                           $  33,895
                                                             =========

     Depreciation expense charged to operations was $6,512 and $19,740, and $7,716 and $21,008 for the quarters and nine months periods ended September 30, 2005 and 2004, respectively.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consisted of the following at September 30, 2005:

         Accounts payable                                    $  851,435
         Accrued interest                                       116,386
           Accrued salaries, bonuses and payroll taxes          116,236
           Accrued royalties                                    117,022
         Accrued professional fees                               36,000
           Accrued minimum purchase obligations                 265,209
         Miscellaneous accruals                                  12,066
                                                             ----------
                                                             $1,514,354
                                                             ==========

8.  DEBT
     Short-term debt at September 30, 2005, is as follows:

     Cash advances by three accredited  investors,  due on demand,  non-interest
     bearing except for $46,000 which carries interest at 12% per year.            $    50,440

     Promissory  note dated December 17, 2002,  originally for $50,000 issued to an accredited  investor,  maturing  September 28, 2003, bearing interest at the rate of 10% per  annum.  The note has been  changed to be due on demand and remains  outstanding  at September 30, 2005.  The holder of the note is entitled to convert all or a portion of the  principal  and interest at any time after the maturity  date into shares of common stock of the Company at a price equal to  $.10/share of the principal if the principal and interest is not fully repaid on or before the maturity  date.  Management has repaid
     $25,000 in  December  2003 and is  presently  negotiating  to  convert  the remaining  $25,000 into equity.  The Company  issued  125,000 5-year common stock purchase  warrants in conjunction  with the note which were exercised at a rate  of  $0.01  per  share.  The  computed  discount  (computed  with
     Black-Scholes)  related to the detachable stock purchase  warrants has been
     fully amortized.                                                                   25,000

     Promissory  note dated October 17, 2002 in the amount of $125,000,  bearing interest  at 12% per annum,  originally  maturing  February  17,  2003 less discount.  The 12%  interest  per annum  accrued  to date on the  principal amount  outstanding  is to be paid  weekly  with 25% of all  cash  receipts received by the Company.  The Company  issued  70,000  3-year  common stock purchase  warrants  exercisable at $.50 per share in  conjunction  with the note and has recorded a discount for the fair market value  (computed under
     Black-Scholes) for the warrant.  The maturity date on the note was extended to September 17, 2003 and subsequently to March 26, 2004. The note has been changed to be due on demand and $27,747 remain outstanding at September 30,
     2005.                                                                              27,747

     Promissory   convertible  note  dated  February  21,  2003,  issued  to  an accredited  investor originally due on August 21, 2003, bearing interest at
     8% per annum  payable in stock.  The note was extended to December 31, 2004 and was made non-interest  bearing, and has subsequently been changed to be due on demand. The note is convertible into restricted common shares at the
     rate of $0.25 per share, at the option of the holder.                              10,000

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
DEBT (Continued)

     Promissory note dated March 5, 2003,  bearing  interest payable in the form of 100,000  shares of  restricted  common  stock,  issued to an  accredited investor and  originally  maturing  April 5, 2003.  The note was  initially extended to October 5, 2003.  The note was  subsequently  extended to March
     26, 2004 bearing 12% interest per annum, and has subsequently  been changed
     to be due on demand and remains outstanding at September 30, 2005.                150,000

     Convertible  Promissory Note to an accredited  investor dated May 20, 2003, maturing May 20, 2004,  bearing  interest at a rate 8% per annum payable in restrictedshares  of common stock at a rate of $0.25 per share. The note is convertible  at the option of the holder into  restricted  shares of common stock at a rate of $0.25 per share.  The note has been changed to be due on
     demand and remains outstanding at September 30, 2005.                              30,000

     Convertible  promissory note dated July 3, 2003 originally due December 31,
     2003,  bearing interest at 12% per year payable in restricted common stock, extended through December 31, 2004. The note has subsequently  been changed to be due on demand and remains outstanding at September 30, 2005. The note is convertible at the option of the holder into restricted  common stock at
     the rate of $0.20 per share.                                                       50,000

     Two demand loans  extended by two investors in March 2004 and January 2005,
     bearing no interest.                                                               25,000

     Promissory  note issued to an  accredited  investor  on October  26,  2004, originally maturing December 31, 2004 which was subsequently  changed to be due on demand. The note carries interest at the rate of 15% per year and is secured by a pledge of the proceeds to the Company from the sale of current and future tax-loss carry-forwards under the New Jersey Emerging Technology
     and Biotechnology Financial Assistance Act.                                       150,000

     Promissory  note issued to an accredited  investor on December 13, 2004 and maturing December 13, 2005. The note carries interest at the rate of 8% per year and is  convertible  at the option of the holder into common shares at
     the rate of $0.25 per share.                                                       25,000

     Promissory  grid note issued to one  accredited  investor  for demand loans extended between  September and December 2004. The note carries interest at the rate of 10% per year. Of the amounts  originally  loaned,  $225,000 had
     been repaid in October and December 2004, and $80,000 in September 2005.          165,000

     Promissory  note issued to an accredited  investor on February 18, 2005 and maturing June 18, 2005,  carrying interest at the rate of 12% per year. The
     note remains open at September 30, 2005 and is in default.                        100,000

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
DEBT (Continued)

     Promissory  note  issued to an  accredited  investor  on March 17, 2005 and maturing June 15, 2005,  carrying  interest at the rate of 10% per year. In the event of default by debtor,  the  interest  rate  increases  to 20% per year.  The note remains open at September  30, 2005 and is in default.  The note was  subject to a $20,000  origination  fee and  assumption  of $3,000
     related legal expenses.                                                           220,000

     Promissory note for $200,000  issued to an accredited  investor on July 19,
     2005 and maturing  December 31, 2005,  carrying interest at the rate of 10%
     per year. The note is convertible  into common shares of the Company at the
     option of the holder, at $0.25 per share.                                         200,000

     Promissory note for $100,000  issued to an accredited  investor on July 12,
     2005 and maturing  December 31, 2005,  carrying interest at the rate of 10%
     per year. The note is convertible  into common shares of the Company at the
     option of the holder, at $0.25 per share.                                         100,000

     Two promissory notes for $100,000 each issued to an accredited  investor on
     August 15 and  September 1, 2005 and maturing  December 31, 2005,  carrying interest at the rate of 10% per year. The notes are convertible into common
     shares of the Company at the option of the holder, at $0.25 per share.            200,000

     Promissory note for $300,000 issued to an accredited  investor on September
     15, 2005 and maturing  December 15, 2005,  carrying interest at the rate of
     8% per  year.  The  Company  had  issued  375,000  common  shares  as  loan origination  fee to an  assignee  of the  investor,  and had paid a $30,000 finder's fee in  connection  with the  placement of this note.  The note is
     guaranteed by a shareholder of the Company.                                       300,000

     Two promissory notes for $100,000 each issued to an accredited  investor on
     August 17 and August 31, 2005 and  maturing  December  31,  2005,  carrying interest at the rate of 10% per year. The notes are convertible into common
     shares of the Company at the option of the holder, at $0.25 per share.            200,000
                                                                                   -----------

     Total Short Term Debt                                                         $ 2,028,187
                                                                                   ===========

9. LONG TERM DEBT

     Long-term debt at September 30, 2005 is as follows:

     Two convertible  promissory notes to an accredited investor dated August 8,
     2003,  maturing  August 8, 2005,  bearing no interest.  The notes have been changed to be due on demand and remain  open at  September  30,  2005.  The notes are convertible into restricted  shares of common stock at the option
     of the holder at a rate of $0.25 per share.                                   $    50,000

     Promissory note dated August 11, 2003, maturing August 11, 2005, bearing 8%
     interest  payable in form of stock  purchase  warrants  valued at $0.25 per share.  The note is  convertible  at the option of the holder  into  common shares at the rate of  $.25/share.  The note has been  changed to be due on demand and remains open at September 30, 2005 The note was  accompanied  by the issuance of 50,000 3-year common stock purchase warrants exercisable at
     $0.50  per share and is  secured  in the form of a first  lien on a Company
     patent.                                                                            25,000
                                                                                   -----------
                                                                                        75,000
     Less Current Maturities                                                           (75,000)
                                                                                   -----------

     Total Long Term Debt                                                          $         0
                                                                                   ===========

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
10. INCOME TAX

     The Company's total deferred tax asset and valuation allowance are as follows:

                                                   Year Ended December 31,
                                                 --------------------------
                                                     2004          2003
                                                 -----------    -----------
         Total deferred tax asset, non-current   $ 6,110,000    $ 3,952,000
         Less valuation allowance                 (6,110,000)    (3,952,000)
                                                 -----------    -----------
         Net deferred tax asset, non-current     $        --    $        --
                                                 ===========    ===========

     The difference between income tax benefits in the financial statements and the tax benefit computed at the combined state and U. S. Federal statutory rate of 40% are as follows:

                                                       Year Ended December 31,
                                                      -------------------------
                                                           2004    2003
                                                           ----    ----
         Tax benefit                                        40%     40%
         Valuation allowance                                40%     40%
                                                           ----    ----
         Effective tax rate                                 --      --
                                                           ====    ====

     At December 31, 2004, the Company has available approximately $15,275,000 of net operating losses to carry-forward and which may be used to reduce future federal taxable income and expire between December 31, 2020 and 2024.

     At December 31, 2004, the Company has available approximately $6,250,000 of net operating losses to carry-forward and which may be used to reduce future state taxable income which expire December 31, 2010.

     The Company and Millennium file separate tax returns and have different tax years. The Company files on a fiscal year ended July 31; Millennium has a calendar year end.

     At July 31, 2001, the Company had a net operating loss ("NOL") carry-forward of approximately $11,126,000 for tax purposes expiring in the years 2003 through 2021. The Tax Reform Act of 1986 provided for a limitation on the use of NOL carry-forwards, following certain ownership changes. As a result of transactions in the Company's stock during the year ended July 31, 1999 and July 31, 2001, a change in ownership of greater than 50%, as defined, had occurred. Under such circumstances, the potential benefits from utilization of tax carry-forwards may be substantially limited or reduced on an annual basis. Accordingly, the Company has not reflected any benefit of such net operating loss carry-forward in the deferred tax asset and valuation allowance computation.

11. DEFERRED COMPENSATION

     Deferred   compensation  consists  common  stock  and  warrants  issued  to consultants for future services, and is amortized over the period of the agreements ranging from one to three years.

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005

12. OPERATING LEASE COMMITMENTS

     The Company leases certain office space and equipment under operating leases.

     On October 2001, the Company signed a 5-year lease commencing in December 2002, for approximately 4,500 square feet of office space in Bernardsville, NJ at a monthly rental of $9,116 through November, 2004 and $9,876 thereafter, plus an allocated portion of certain operating expenses. The lease is personally guaranteed by the Company's Chief Executive Officer Jerry E. Swon.

     The following is a schedule of future minimum rental payments (exclusive of allocated expenses) required under operating leases that have initial or non-cancelable lease terms in excess of one year as of September 30, 2005:

              Year Ending December 31,
                        2005                           $       29,628
                        2006                                  118,512
                        2007                                  108,636
                        2008                                        -
                        2009                                        -
                                                       --------------
          Total minimum payments required              $      256,776
                                                       ==============

13. RELATED PARTY TRANSACTIONS

     On January 11, 2001 Millennium entered into an Investment and Assignment Agreement with David Miller, a founding shareholder of the Company. Pursuant to the agreement, Mr. Miller assigned to Millennium all of his rights, title and interest to all formulations, material and technologies made, invented or developed by him which relate in any way to nutraceutical supplements and also granted Millennium the exclusive right to patent and trademark any such inventions. In consideration of the assignment, Millennium issued 2,671,729 shares of its common stock to Mr. Miller and granted to him a perpetual royalty equal to 3.33% of the gross sales of RESURGEX(R) AND RESURGEX PLUS(R) and 3.3% of the gross profit from the sale of any additional products of Millennium.

     On January 11, 2001 Millennium entered into Royalty and Investment Agreements with Jane Swon (spouse of Jerry E. Swon) and P. Elayne Wishart (spouse of former Chief Operating Officer and Director Bruce Deichl).
     Pursuant to such agreements, Ms. Swon and Ms. Wishart were each issued 4,007,594 shares of Millennium common stock for consideration of $25,000 each. In addition, Ms. Swon and Ms. Wishart each paid Millennium $25,000 for a perpetual royalty pursuant to which they are each entitled to 3.3% of the gross sales of RESURGEX(R) and RESURGEX PLUS(R) and 3.3% of the gross profit from the sale of any additional products. The $50,000 consideration is being amortized over 10 years to additional paid-in-capital..

              MILLENIUM BIOTECHNOLOGIES GROUP, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005

14. COMMITMENTS

     On July 25, 2001, Millennium entered into an exclusive limited patent sublicense and distribution agreement with Isocell SA, a French company, which owns the rights to certain specialty ingredients. Pursuant to the License Agreement, Millennium is granted an exclusive sublicense to promote and distribute this product for use as a dietary supplement or functional food in certain defined medical market channels of distribution in North America involving direct sales of nutraceutical products to physicians for resale to their patients or through physician prescription for Medicaid/Medicare reimbursement for nutritional supplements.

     The License Agreement provides for the sale of the product to Millennium at stated unit prices subject to volume discounts. The term of the agreement is for five years, provided that Isocell may cancel the license (or make it non-exclusive) in the event that Millennium purchases of the product do not meet scheduled minimum quotas for any calendar quarter during the term. In such event, Millennium may avoid termination of the license by paying 50% of the prescribed purchase minimum. Expenses of $123,993 were incurred under the terms of this agreement for the quarters and the nine months periods ended September 30, 2005 and 2004, respectively, and are included in selling, general and administrative expenses. As of September 30, 2005 Millennium is due to pay Isocell $265,209 for licensing fees for calendar year 2004 and the first three quarters in 2005. This amount is included in Accounts Payable and Accrued Expenses.

Item 2.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement Pursuant To "Safe Harbor" Provisions
Of Section 21e Of The Securities Exchange Act Of 1934

Except for historical information, the Company's reports to the Securities and Exchange Commission on Form 10-KSB and Form 10-QSB and periodic press releases, as well as other public documents and statements, contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. These risks and uncertainties include general economic and business conditions, development and market acceptance of the Company's products, current dependence on the willingness of investors to continue to fund operations of the Company and other risks and uncertainties identified in the risk factors discussed below and in the Company's other reports to the Securities and Exchange Commission, periodic press releases, or other public documents or statements.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

Results of Operations for the Quarter Ended September 30, 2005:

During the third quarter the Company announced the development of its latest product Resurgex Select(TM) which was designed to address the nutritional needs of those undergoing cancer treatments. This comprehensive, high protein, high calorie, whole foods based nutritional formula is designed to provide essential high quality nutrients in efforts as an alternative to the poor quality ingredient formulas presently on the market. The Company expects to commence marketing of Resurgex Select(TM) in the 4th quarter of 2005 in conjunction with its national sales launch into the oncology market with Cardinal Health.

The Company launched a new website during the third quarter of 2005. The site, which provides ordering and product information for patients and healthcare professionals on the Resurgex line of products, was designed by Blue Diesel, a leading interactive communications agency serving the healthcare industry. Blue Diesel is a subsidiary of inChord Communications Inc., one of the top ten largest healthcare marketing organizations in the world. The launch of the website was timed to coincide with the recent national launch of the Resurgex Select(TM) line of products that focus on the nutritional needs of the oncology patient undergoing treatment.

The Company is currently actively engaged in the training and preparation phase associated with a national sales, marketing and distribution campaign to expand the market share of the products the Company manufactures. The national launch is scheduled to begin early in the fourth quarter of 2005 and will provide for an additional 165 sales representatives; 14 District Managers and 3 Regional Mangers nationwide.

The immediate focus and transformation from a localized sales and marketing presence to a nationwide presence has resulted in temporary reduction in sales revenues during the third quarter of 2005, compared to the third quarter of 2004. Total revenues generated from the sales of RESURGEX(R), RESURGEX PLUS(R) and Defenzyme(TM) for the quarter ended September 30, 2005 were $184,279, a decrease of approximately 40% from the third quarter in 2004 which had total revenues of $307,140.

Gross profits for the quarter ended September 30, 2005 amounted to $70,704 for a 38% gross margin. This compares to $112,323 and 37%, respectively, for the third quarter in 2004. The slight margin increase is primarily due to certain decreased prices of raw materials which were acquired at lower costs due to increased supplies within the industry.

After deduction of selling, general and administrative expenses of $1,077,874 and research and development costs of $30,326, the Company realized an operating loss of $1,037,496. Included in selling, general and administrative expenses are $183,750 non-cash outlays in the form of restricted stock issued for compensation and services. As required by current SEC guidelines, the Company recorded such transactions at the fair market price on the date of issuance. Selling general and administrative expenses for the period showed a decrease from the corresponding figure a year ago when such expenses totaled $1,151,706. Lesser outlays for outside professional services were the main reason for the decrease. In this regard, it should be noted that the 2004 figure was subject to the requirement of valuing certain restricted stock and warrants issued as compensation for such services at market prices for unrestricted stock.

The net result for the quarter ended September 30, 2005 was a loss of $1,387,069 or $0.03 per share, compared to a loss of $1,301,136 or $0.03 per share for the prior year.

Liquidity and Capital Resources

The Company's operations were generally financed by new debt and equity investments through private placements with accredited investors. During the third quarter of 2005, the Company obtained new working capital primarily though the issuance of common stock to accredited private investors and the placement of short-term debt. Together the capital supplied provided the majority of the funds that were needed to finance operations and provide capital required to finance the nationwide product launch during the reporting period. Such transactions resulted in the receipt by the Company of $1,827,598. These funds were adequate to fund ongoing operations although they were not sufficient to build up a liquidity reserve. The Company's financial position at the end of the quarter shows a working capital showing a deficit of $2,166,514.

Management is currently in discussions with several entities in order to obtain required debt and/or equity financing to satisfy the Company's capital needs until such time as cash flow from sales increases to an extent that it will meet cash requirements of operations. Management expects, but cannot assure, it will be able to successfully conclude such discussions. See "We require additional funding to maintain our operations and to further develop our business. Our inability to obtain additional financing would have an adverse effect on our business" in "Risk Factors" below.

                                  RISK FACTORS

The following cautionary statements identify important factors that could cause our actual result to differ from expectations:

We have operated at a loss and cannot assure that we will be able to attain profitable operations.

Although we are generating revenues, we continue to operate at a loss. During the nine months ended September 30, 2005 and the year ended December 31, 2004, we generated revenues of $634,868 and $1,083,458 from sales of our three products. However, during these periods we realized net losses of $3,174,515 and $5,398,574. We expect to continue incurring operating losses until we are able to derive meaningful revenues from marketing our three products and other products we intend to bring to market. We cannot assure that we will be able to attain profitable operations.

We require additional funding to maintain our operations and to further develop our business. Our inability to obtain additional financing would have an adverse effect on our business.

Our success depends on our ability to develop a market for our three products and other nutraceutical supplements we intend to bring to market. This means having an adequate advertising and marketing budget and adequate funds to continue to promote our products. On April 30, 2004, we obtained gross proceeds of $2,000,000 from a private offering of our securities. These funds in conjunction with on going operating revenues provided adequate capital for our operating needs until the fourth quarter of 2004. During the first nine months of 2005 we received $2,316,892 from issuance of our common stock and obtained new loans totaling $650,000 to fund ongoing working capital requirements for the period. We need to continue to raise funds to cover working capital requirements until we are able to raise revenues to a point of positive cash flow. We plan to do this, as before, through additional equity or debt financings. We may not be able to raise such funds on terms acceptable to us or at all. Financings may be on terms that are dilutive or potentially dilutive to our stockholders. If sources of financing are insufficient or unavailable, we will be required to modify our operating plans to the extent of available funding or curtail or suspend operations.

Our 2004 year end audited financial statements contain a "going concern" explanatory paragraph. Our inability to continue as a going concern would require a restatement of assets and liabilities on a liquidation basis, which would differ materially and adversely from the going concern basis on which our financial statements contained in this report have been prepared.

Our consolidated financial statements for the year ended December 31, 2004 contained in our annual report on Form 10-KSB have been prepared on the basis of accounting principles applicable to a going concern. Our auditors' report on these consolidated financial statements includes an additional explanatory paragraph following the opinion paragraph on our ability to continue as a going concern. A note to these consolidated financial statements describes the reasons why there is substantial doubt about our ability to continue as a going concern and our plans to address this issue. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our inability to continue as a going concern would require a restatement of assets and liabilities on a liquidation basis, which would differ materially and adversely from the going concern basis on which our consolidated financial statements have been prepared.

We are dependent upon State Medicaid reimbursements. If we are unable to obtain such approvals in key States, our business may be materially and adversely affected.

We will be dependent upon approval of the RESURGEX(R) and RESURGEX PLUS(R) products and other proposed products for reimbursement by state Medicaid programs. We believe that a large proportion of our proposed market which is comprised of patients whose immune systems have been compromised as a result of chronic and acute viral based infections, may not have the means to afford our current or proposed products. Accordingly, the successful marketing of RESURGEX(R) and RESURGEX PLUS(R) will depend in large part upon support of Medicaid and other organizations that provide reimbursement programs. We will need to obtain approval of these products by various Medicaid state agencies in order that customers will be able to qualify for reimbursement when the products are prescribed by their medical caregivers. Although the products have been reimbursed in the States of New York, Connecticut, New Jersey and Pennsylvania where we have commenced marketing of our products, there can be no assurance that our applications for inclusion of our products in the Medicaid programs of other states will be approved. Failure to obtain such approvals may have a material adverse effect on our future business.

We are subject to significant government regulation.

The packaging, labeling, advertising, promotion, distribution and sale of RESURGEX(R) and RESURGEX PLUS(R) and other products we plan to produce and market are subject to regulation by numerous governmental agencies, the most active of which is the U.S. Food and Drug Administration (the "FDA"), which regulates our products under the Federal Food, Drug and Cosmetic Act (the "FDCA") and regulations promulgated thereunder. Our products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission (the "CPSC"), the U.S. Department of Agriculture (the "USDA") and the Environmental Protection Agency (the "EPA"). Advertising and other forms of promotion and methods of marketing of our products are subject to regulation by the U.S. Federal Trade Commission (the "FTC"), which regulates these activities under the Federal Trade Commission Act (the "FTCA"). The manufacture, labeling and advertising of our products are also regulated by various state and local agencies. Failure to comply with applicable regulatory requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, and fines.

Our involvement in defending product liability claims could have a detrimental effect on our operations.

Like other retailers and distributors of products designed for human consumption, we face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. We may be subjected to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. We carry
$5,000,000 of product liability insurance. Thus, any product liabilities exceeding our coverage relating to our products could have a material adverse effect on our business, financial condition and results of operations.

We face significant competition.

The biotechnology and nutraceutical supplement industries are highly competitive and subject to significant and rapid technological change. Developments by our competitors may render our products obsolete or noncompetitive. Numerous companies compete in our market, many of which have greater size and financial, personnel, distribution and other resources greater than ours. Our principal competition in the distribution channels where we are marketing our current products and where we intend to market other products, comes from a limited number of large nationally known manufacturers and many smaller manufacturers of nutraceutical supplements. In addition, large pharmaceutical companies compete with us on a limited basis in the nutraceutical supplement market. Increased competition from such companies could have a material adverse effect on us because such companies have greater financial and other resources available to them and possess distribution and marketing capabilities far greater than ours. We also face competition in mass market distribution channels from private label nutraceutical supplements offered by health and natural food store chains and drugstore chains. We cannot assure that we will be able to compete.

If we are unable to protect our intellectual property or we infringe on intellectual property of others, our business and financial condition may be materially and adversely affected.

We own all rights to the formulation of RESURGEX(R) and RESURGEX PLUS(R), have a use and compositional patent with respect to RESURGEX(R) (which covers RESURGEX PLUS(R)). We also have registered trademarks for the names "RESURGEX" and "RESURGEX PLUS". We have filed patent applications internationally with regards to RESURGEX(R) and RESURGEX PLUS(R). No assurance can be given that patents will be issued from pending applications or that there rights, if issued and the rights from our existing patents and registered name will afford us adequate protections. In addition, we rely on trade secrets and unpatented proprietary technology. There is no assurance that others may not independently develop the same or similar technology or produce products which provide the same benefits as RESURGEX(R) and RESURGEX PLUS(R) or our other proposed products.

Although we will seek to ensure that our products do not infringe the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us. Any infringement claims by third parties against us may have a material adverse effect on our business, financial condition and results of operations.

Anti-takeover   provisions  of  the  Delaware  General   Corporation  Law  could
discourage a merger or other type of corporate reorganization or a change in control even if they could be favorable to the interests of our stockholders.

The Delaware General Corporation Law contains provisions which may enable our management to retain control and resist a takeover of us. These provisions generally prevent us from engaging in a broad range of business combinations with an owner of 15% or more of our outstanding voting stock for a period of three years from the date that this person acquires his stock. Accordingly, these provisions could discourage or make more difficult a change in control or a merger or other type of corporate reorganization even if they could be favorable to the interests of our stockholders.

We do not intend to pay cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our earnings, if any, for use in its business and do not anticipate paying any cash dividends in the foreseeable future. Moreover, no cash dividends may be declared or paid on our common stock if, and as long as, our Series B Preferred Stock is outstanding or there are unpaid dividends on outstanding shares of Series C Preferred Stock. No dividends may be declared on the Series C Preferred Stock if, and as long as, the Series B Preferred Stock is outstanding. Accordingly, it is unlikely that we will declare any cash dividends on our common stock in the foreseeable future.

We cannot assure that there will be a sustained public market for our common stock.

At present, our common stock is quoted on the OTC Bulletin Board and tradable in the over-the-counter market. Our common stock is not traded on a sustained basis or with significant volume. In addition, we currently do not meet the requirements for listing our common stock on NASDAQ or a national securities exchange and we cannot assure if or when our common stock will be listed on such an exchange. For the foregoing reasons, we cannot assure that there will be a significant and sustained public market for the sale of our common stock. Accordingly, if you purchase our common stock, you may be unable to resell it. In the absence of any readily available secondary market for our common stock, you may experience great difficulty in selling your shares at or near the price that you originally paid.

The market price of our common stock may be volatile.

The market price of our common stock may fluctuate significantly in response to the following factors:

      o     variations in quarterly operating results;

      o     our    announcements   of   significant    contracts,    milestones,
            acquisitions;

      o     our relationships with other companies or capital commitments;

      o     additions or departures of key personnel;

      o     sales of common stock or termination of stock transfer restrictions;

      o     changes in financial estimates by securities analysts; and

      o     fluctuations in stock market price and volume.

Our stock price may be adversely affected if a significant amount of shares are sold in the public market.

As of October 31, 2005 approximately 10,140,063 shares of our common stock constituted "restricted securities" as defined in Rule 144 under the Securities Act of 1933. In addition, as of October 31, 2005, we had warrants outstanding for the purchase of an aggregate of 12,561,620 shares of our common stock, and stock options for 2,255,312 shares. none of these restricted shares and 9,098,904 of the shares issuable upon exercise of the warrants have been registered for resale under the Securities Act. Registration of the shares permits the sale of the shares of common stock in the open market or in privately negotiated transactions without compliance with the requirements of Rule 144. To the extent the exercise price of the warrants is less than the market price of the common stock, the holders of the warrants are likely to exercise them and sell the underlying shares of common stock and to the extent that the exercise price of the warrants are adjusted pursuant to anti-dilution protection, the warrants could be exercisable or convertible for even more shares of common stock. Moreover, some of the remaining restricted shares as well as shares resulting from the exercise of the other warrants and options may, after certain holding periods, enter the market, and we may issue additional shares to raise funding or compensate employees, consultants and/or directors. We are unable to estimate the amount, timing or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market could cause the market price for our common stock to decrease. Furthermore, a decline in the price of our common stock would likely impede our ability to raise capital through the issuance of additional shares of common stock or other equity securities.

Our shares are subject to the Penny Stock Reform Act.

Our shares are subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

New Accounting Pronouncements

In June 2003, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement is not expected to have a significant impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement is not expected to have a significant impact on the Company's results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

In 2004, the FASB issued SFAS Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4". This Statement amends the guidance in ARB No. 43, Chapter 4 "Inventory Pricing" to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage). His Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal". In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date this Statement is issued. The provisions of this Statement shall be applied prospectively. The adoption of this Statement is not expected to have a significant impact on the Company's results of operation or financial position.

Disclosure About Off-Balance Sheet Arrangements

We do not have any transactions, agreements or other contractual arrangements that constitute off-balance sheet arrangements.

Critical Accounting Policies

Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements included in this report.

Revenue Recognition

Revenue is recognized at the date of shipment to customers provided that the resulting receivable is deemed probable of collection.

Item 3.    CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures

The term "disclosure controls and procedures" is defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This term refers to the controls and procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files under the Exchange Act is recorded, processed, summarized, and reported within the required time periods. Our Chief Executive Officer and our Chief Financial Officer have evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this quarterly report. They have concluded that, as of that date, our disclosure controls an procedures were effective at ensuring that required information will be disclosed on a timely basis in our reports filed under the Exchange Act.

(b) Changes in Internal Control over Financial Reporting

No change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting

PART  II  -  OTHER INFORMATION

Item 1   Legal Proceedings

      -  None

Item 2   Unregistered Sales of Equity Securities and Use of Proceeds

      (a)   Issuance of unregistered securities

During the quarter ended September 30, 2005, the Company issued the following unregistered securities, all of which were issued pursuant to the exemption from registration provided by Section 4(2), Rule 506 of Regulation D of the Securities Act of 1933:

      (i) 20,000 shares of its common stock to one creditor pursuant to the conversion of a promissory note with a face value of $5,000.

      (ii) 535,715 shares of its common stock to one investors pursuant to his exercise of a warrant for such number of shares, which resulted in the receipt by the Company of $133,928 in cash.

      (iii) 2,955,040 shares of its common stock to twenty-five investors pursuant to private placement subscriptions which resulted in the receipt by the Company of $693,670 in cash, net of $45,000 in fees which the Company paid to a finder.

      (iv) 375,000 shares of its common stock as a loan origination fee in connection with the placement of a promissory note for $300,000.

      (b)   Not Applicable

      (c)   Not Applicable

Item 3   Defaults Upon Senior Securities

         -  None

Item 4   Submission of Matters to a Vote of Securities' Holders

         -  None

Item 5   Other Information

On November 11, 2005 we amended and extended employment agreements between us, our subsidiary, Millennium Biotechnologies, Inc. ("Millennium") with Jerry E. Swon, our Chief Executive Officer, Frank Guarino, our Chief Financial Officer and Carl Germano, Executive Vice President of New Product Development & Research of Millennium.

Mr. Swon's term of employment has been extended to December 31, 2010. His base salary remains at $300,000 per year but may increase an additional $100,000 per year after the first quarter in which we achieve $5,000,000 in annualized revenues, and may increase and additional $100,000 per year after the first quarter in which we achieve $10,000,000 in annualized revenues. We issued to Mr. Swon five year options to purchase up to 5,000,000 shares at $.50 per share. The first 1,000,000 options vest after the first fiscal year in which we achieve annual revenues in excess of $5,000,000 and the remaining options vest in 1,000,000 segments for annual year revenue increases in $5,000,000 increments. These options also vest if there is a change in control of the Company, he is terminated without cause or he dies or becomes permanently disabled.

Mr. Guarino's term of employment has been extended to December 31, 2010. His base salary is $98,000 per year but may increase an additional $25,000 per year after the first quarter in which we achieve $5,000,000 in annualized revenues, then may increase an additional $25,000 per year after the first quarter in which we achieve $10,000,000 in annualized revenues then may increase an additional $50,000 per year the first quarter in which we achieve $15,000,000 in annualized revenue. We issued to Mr. Guarino five year options to purchase up to 334,000 shares at $.37 per share, which options vest on January 1, 2006. We also issued to Mr. Guarino three year options to purchase up to an additional 600,000 shares at $.01 per share, of which, 400,000 options vest if and when he has been continually employed by us as our Chief Financial Officer through January 15, 2006 and 200,000 options vest if and when he has been continually employed by us as our Chief Financial Officer through January 15, 2007. These options also vest if there is a change in control of the Company, he is terminated without cause or he dies or becomes permanently disabled.

Mr. Germano's term of employment has been extended to May 18, 2011. His base salary remains at $200,000 per year but may increase an additional $50,000 per year after the first quarter in which we achieve $5,000,000 in annualized revenues, and may increase an additional $50,000 per year after the first quarter in which we achieve $10,000,000 in annualized revenues. We issued to Mr. Germano options to purchase up to 1,408,979 shares at $.37 per share, exercisable through December 31, 2010 in exchange for 1,408,979 options previously issued to him that were exercisable for $.37 per share. The exercise price of the foregoing options is reduced to $.01 per share on January 15, 2006, provided Mr. Germano has been continually employed by us pursuant to the amended agreement through that date. If, prior to January 15, 2006, there is a change in control of the Company, Mr. Germano is terminated without cause or he dies or becomes permanently disabled, the exercise price is reduced to $.01 per share. We also issued to Mr. Germano 300,000 options exercisable at $.25 per share through December 31, 2010 that vest on January 15, 2006.

On November 11, 2005, we also amended and extended our employment agreements with John Swon, our National Sales Manager, Jerry T. Swon, our National Sales Manager, and entered into an employment agreement with Christopher Swon, our Regional Sales Manager. John, Jerry and Christopher Swon are the sons of Jerry
E. Swon.

Mr. John Swon's term of employment has been extended to December 31, 2010. His base salary is $98,000 per year but may increase an additional $25,000 per year after the first quarter in which we achieve $5,000,000 in annualized revenues, may increase an additional $25,000 per year after the first quarter in which we achieve $10,000,000 in annualized revenues and may increase an additional $50,000 per year after the first quarter in which we achieve $15,000,000 in annualized revenues. We issued to Mr. Swon options to purchase up to 334,000 shares at $.37 per share, exercisable through December 31, 2010 in exchange for 250,000 options previously issued to him that were exercisable for $.50 per share. We also issued to Mr. Swon three year options to purchase up to an additional 600,000 shares at $.01 per share, of which, 400,000 options vest if and when he has been continually employed by us pursuant to the amended agreement through January 15, 2006 and 200,000 options vest if and when he has been continually employed by us pursuant to the amended agreement through January 15, 2007. These options also vest if there is a change in control of the Company, he is terminated without cause or he dies or becomes permanently disabled.

Mr. Jerry T. Swon's term of employment has been extended to December 31, 2010. His base salary is $98,000 per year but may increase an additional $25,000 per year after the first quarter in which we achieve $5,000,000 in annualized revenues, may increase an additional $25,000 per year after the first quarter in which we achieve $10,000,000 in annualized revenues and may increase an additional $50,000 per year after the first quarter in which we achieve $15,000,000 in annualized revenues. We issued to Mr. Swon options to purchase up to 334,000 shares at $.37 per share, exercisable through December 31, 2010 in exchange for 250,000 options previously issued to him that were exercisable for $.50 per share. We also issued to Mr. Swon three year options to purchase up to an additional 600,000 shares at $.01 per share, of which, 400,000 options vest if and when he has been continually employed by us pursuant to the amended agreement through January 15, 2006 and 200,000 options vest if and when he has been continually employed by us pursuant to the amended agreement through January 15, 2007. These options also vest if there is a change in control of the Company, he is terminated without cause or he dies or becomes permanently disabled.

Mr. Christopher Swon is employed as our Regional Sales Manager through December 31, 2010. His base salary is $60,000 per year but may increase an additional $15,000 per year after the first quarter in which we achieve $5,000,000 in annualized revenues, may increase an additional $25,000 per year after the first quarter in which we achieve $10,000,000 in annualized revenues and may increase an additional $20,000 per year after the first quarter in which we achieve $15,000,000 in annualized revenues. We issued to Mr. Swon five year options to purchase up to 167,000 shares at $.37 per share that vest on January 1, 2006. We also issued to Mr. Swon three year options to purchase up to an additional 300,000 shares at $.01 per share, of which, 200,000 options vest if and when he has been continually employed by us pursuant to his employment agreement through January 15, 2006 and 100,000 options vest if and when he has been continually employed by us pursuant to his employment agreement through January 15, 2007. These options also vest if there is a change in control of the Company, he is terminated without cause or he dies or becomes permanently disabled.

Item 6   (a) Exhibits

      10.1 November 11, 2005 Amended and Restated Employment Agreement between us, our subsidiary and Jerry E. Swon.

      10.2 November 11, 2005 Amended and Restated Employment Agreement between us, our subsidiary and Frank Guarino.

      10.3 November 11, 2005 Amended and Restated Employment Agreement between us, our subsidiary and Carl Germano.

      10.4 November 11, 2005 Amended and Restated Employment Agreement between us, our subsidiary and Jerry T. Swon.

      10.5 November 11, 2005 Amended and Restated Employment Agreement between us, our subsidiary and John Swon.

      10.6 November 11, 2005 Amended and Restated Employment Agreement between us, our subsidiary and Christopher Swon.

      31.1  Certification of Jerry E. Swon, Chief Executive Officer, pursuant to
            Section 302 of the Sarbanes-Oxley Act of 2002.

      31.2  Certification of Frank Guarino, Chief Financial Officer, pursuant to
            Section 302 of the Sarbanes-Oxley Act of 2002.

      32.1 Certification of Jerry E. Swon, Chief Executive Officer, pursuant to Sections 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.

      32.2 Certification of Frank Guarino, Chief Financial Officer, pursuant to Sections 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.

(b) Reports on Form 8-K

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           MILLENIUM BIOTECHNOLOGIES GROUP, INC.

Date: November 16, 2005                    By:      /s/  Frank Guarino
                                               -------------------------------
                                                    Frank Guarino
                                                    Chief Financial Officer
                                                    Chief Accounting Officer